EXHIBIT 10.35

MEDSTRONG INTERNATIONAL CORPORATION
255 N.E. 6th Avenue
Delray Beach, FL 33483

February 6, 2007

RALEIGH MARKETING COMMUNICATIONS, INC.
Attn: Mr. Timothy J. Raleigh
473 Maple Avenue
Oakville, Ontario L6J 2J2 CANADA

Dear Mr. Raleigh:

Reference is made to that certain Consulting Services Agreement (the “Agreement”) entered into between RALEIGH MARKETING COMMUNICATIONS, INC. (“Consultant”) and MEDSTRONG INTERNATIONAL CORPORATION (the “Company”). All capitalized terms in this letter that are not otherwise defined shall be as defined in the Agreement. Pursuant to the Agreement, Consultant has agreed to provide consulting services with respect to the technology/product development of the Company. The Agreement provides in Section 1(b) that we will mutually agree upon the basis upon which the Services would be performed. Further, the Agreement provides in Section 2(c) that we will mutually agree upon the manner in which Consultant will be paid. This letter represents the mutual agreement between us in regards to the above matters.

In regards to Section 1(b), Consultant and Company agree that Consultant shall render the Services on a full time basis at the Company's principal place of business, other Company locations, or at other places upon mutual agreement of the parties. In regards to Section 2(c), Consultant hereby agrees to defer receipt of consulting fees identified in Section 2(a), and Company agrees to accrue such fees, until such time that: (i) the Company receives funding from any source and (ii) the senior executives of the Company (who are deferring their salaries) are paid their accrued compensation as determined by the Company’s Board of Directors. At such times that the foregoing conditions are met, Consultant shall be repaid its accrued compensation to the same extent that such accrued compensation is repaid to the Company’s senior executives. Until the deferred/accrued consulting fees are paid pursuant to the above, Consultant’s monthly statements will identify the aggregate amount of deferred fees that are accruing. After such fees are paid, the Company will subsequently pay Consultant the amounts indicated in each monthly statement within ten (10) business days.

Except as provided the above, the terms and conditions of the Agreement are otherwise unchanged.

Provided the terms of this letter accurately reflect the mutual agreement between us, please sign and return the enclosed copy.

Sincerely yours,

MEDSTRONG INTERNATIONAL CORPORATION

By: /s/ Stephen Bartkiw
Name/Title: Stephen Bartkiw, CEO

Agreed: RALEIGH MARKETING COMMUNICATIONS, INC.

By: /s/ Tim Raleigh
Name/Title: Timothy J. Raleigh, President